SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2012

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2012, First Financial Northwest, Inc. (the “Company”) and the Company’s financial institution subsidiary, First Bank Northwest (the “Bank”), entered into a Confidentiality Agreement (“Agreement”) with Spencer L. Schneider and the Stilwell Group, as defined in the Agreement.  The Agreement was entered into in connection with Mr. Schneider’s appointment to the Company’s and Bank’s respective Boards of Directors, which is effective January 11, 2012.

Mr. Schneider is a self-employed attorney and has a practice with an emphasis on corporate litigation, including real estate, debtor-creditor rights, corporate governance, financial regulatory, and shareholder rights.  Mr. Schneider has practiced law in New York since 1985.  He is a member of the bar of New York State, U.S. Court of Appeals for the Second Circuit and Third Circuit, the Southern, Northern and Eastern Districts of New York (and U.S. Bankruptcy Courts for such Districts), and the Northern District of California.  He is currently Chairman of the Board of Kingsway Financial Services, Inc.

As reported in an amended Schedule 13D filed with the Securities and Exchange Commission on November 7, 2011, the Stilwell Group owns 8.5% of the Company’s issued and outstanding common stock.

The Agreement requires that the Stilwell Group to maintain all nonpublic information concerning the Company and its subsidiaries in confidence.  The Agreement provides that the Company is entitled to specific performance and injunctive or other equitable as a remedy for any breach by the Stilwell Group of the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           As discussed in Item 1.01 above, on January 11, 2012, the Company and the Bank appointed Mr. Spencer L. Schneider to their respective Boards of Directors. Mr. Schneider was not appointed to serve on any of the Company’s or the Bank’s Committees of their respective Boards of Directors at this time.  For further information concerning Mr. Schneider’s background, reference is made to the press release dated January 12, 2012 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Schneider and any director or other executive officer of the Company and the Bank and Mr. Schneider was not appointed as a director pursuant to any arrangement or understanding with any person, other than the Agreement described in Item 1.01.  Mr. Schneider has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   On January 11, 2012, the Company and the Bank amended their respective Bylaws to increase the number of directors from eight to nine.  A copy of the Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits

(d)                Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

    3.2        Amended and Restated Bylaws of First Financial Northwest, Inc.
               10.10           Confidentiality Agreement dated January 11, 2012 between First Financial Northwest, Inc. and Spencer L. Schneider.
               99.1             Press release of First Financial Northwest, Inc. dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: January 11, 2012	By: /s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer

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